SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 11, 2004

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 9. Information Provided Under Item 9 Regulation FD Disclosure

The following information is furnished pursuant to Item 9, Regulation FD Disclosure.

On March 11, 2004, Tripos, Inc. issued two press releases.

The first press release announced that Tripos will file a Form 12b-25 with the Securities and Exchange Commission (SEC) notifying the SEC that the filing of Tripos' Annual Report on Form 10-K for fiscal year 2003 would be delayed. Tripos expects to make this filing by March 31, 2004. The timing change is due to the additional work needed to complete the revision of Tripos' revenue recognition for certain software licenses and the restatement of its financial results for prior fiscal years, as Tripos announced on Feb. 12.

The second press release announced that Tripos had achieved a significant milestone on an informatics collaboration with Schering AG. Additionally the two companies are currently in talks regarding the specifications and financial arrangements necessary to complete development and deployment of the Enterprise Chemical Information Management System (ECIMS). Because these discussions were not finalized as of the end of fiscal year 2003, Tripos will record estimated project costs of approximately $1.6 million greater than revenues that it could expect under the current contract terms. Tripos is required to write off these costs, as a noncash adjustment, so that its year-end financial statements fairly reflect the project status at that time. This adjustment assumes completion of the milestone discussed in this announcement; however, it does not include additional revenues that may occur as a result of the renegotiation of the contract. Additional functionality and time that were not anticipated in the original contract terms will be necessary for full implementation of this project. In calculating the amount of the charge to be recorded, Tripos assumed that the project would not continue past delivery and rollout of the current production system in mid-2004.

The press releases are being furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: March 11, 2004

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated March 11, 2004, issued by Tripos, Inc. announcing delayed filing of Form 10-K.

99.2 Press release, dated March 11, 2004, issued by Tripos, Inc. announcing achievement of a significant milestone and recording of an accounting charge.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin, Chief Financial Officer

(314) 647-8837

Waggener Edstrom Bioscience

Wendy Carhart

Account Manager

(503) 443-7354

wendyc@wagged.com

For Release 7 a.m. EST

March 11, 2004

Tripos Announces Delay in Filing Annual Report On Form 10-K

ST. LOUIS -- March 11, 2004 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products, today provided an update on the timing of the filing of its 2003 annual report on Form 10-K and the release of its 2003 fourth-quarter and year-end financial results. Tripos expects to make these disclosures available by March 31, 2004. The timing change is due to the additional work needed to complete the revision of Tripos' revenue recognition for certain software licenses and the restatement of its financial results for prior fiscal years, as Tripos announced on Feb. 12.

The company will file a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission (SEC) today. This form is the company's notification to the SEC that its Annual Report on Form 10-K for fiscal year 2003 will be delayed.

The company will hold a webcast and conference call to discuss its 2003 fourth-quarter and year-end financial results and its restatement when its financial results are available.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos partners with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com/.

# # #

This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. In addition, our financial results for the fourth quarter and year ended Dec. 31, 2003, and the restatement described in this press release are not complete and are subject to further review by the Company and its independent certified public accountants. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Exhibit 99.2

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837, ext. 3137

Waggener Edstrom Bioscience

Tara Gajadhar

Account Executive

(425) 638-7000, ext. 5073

tarag@wagged.com

For Release 7 a.m. EST

March 11, 2004

Tripos Achieves Significant Milestone
in Informatics Collaboration With Schering AG

Tripos Records Accounting Charge in 2003 for Continued Development and Deployment
Of Industry-Leading Enterprise Technology

ST. LOUIS -- March 11, 2004 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products, today announced the completion of a significant milestone in its ongoing discovery informatics collaboration with Schering AG. Schering has accepted Tripos' auspyx™ data cartridge for Oracle as the foundation of its Enterprise Chemical Information Management System (ECIMS). ECIMS is based on Tripos' proprietary ChemCore™ technologies in use at Tripos' own chemistry research facilities in Cornwall, England, and Tripos' Electronic Notebook™ (TEN) systems. The companies are planning to deploy ECIMS globally later this year.

Tripos and Schering are using the new auspyx data migration package to convert Schering's existing legacy databases of several million compounds, plus associated data, to ECIMS. Tripos' auspyx technology is designed to store and search all chemical types found within pharmaceutical databases, allowing scientists to specify chemistry within a standard scientific workflow environment without having to accommodate differences among underlying database architectures.

"The recently achieved milestone in our work with Tripos to develop the Chemical Information Management System is an important step in advancing Schering's drug discovery processes," said Professor Dr. Rainer Metternich, head of Research Center Europe at Schering AG. "Schering looks forward to continuing its collaboration with Tripos in an effort to increase efficiencies in our research through use of innovative enterprise information systems."

"Tripos is committed to developing and offering industry-leading solutions to the pharmaceutical and biotechnology industry," said Dr. John P. McAlister, president and chief executive officer at Tripos. "Schering AG has been a long-standing and insightful partner and we look forward to our continued success in developing innovative research informatics systems with them."

Having successfully completed this milestone, the two companies are currently in talks regarding the specifications and financial arrangements necessary to complete the development and deployment of ECIMS. Because these discussions were not finalized as of the end of fiscal year 2003, Tripos will record estimated project costs of approximately $1.6 million greater than revenues that it could expect under the current contract terms. Tripos is required to write off these costs, as a noncash adjustment, so that its year-end financial statements fairly reflect the project status at that time. This adjustment assumes completion of the milestone discussed in this announcement; however it does not include additional revenues that may occur as a result of the renegotiation of the contract. Additional functionality and time that were not anticipated in the original contract terms will be necessary for full implementation of this project. In calculating the amount of the charge to be recorded, Tripos assumed that the project would not continue past delivery and rollout of the current production system in mid-2004.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos partners with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com/.

# # #

This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.